UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

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JAGGED PEAK ENERGY INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37995 (Commission File Number)	81-3943703 (I.R.S. Employer Identification Number)

1125 17th Street, Suite 2400
Denver, Colorado 80202

(720) 215-3700
(Registrant’s telephone number, including area code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Severance Plan
On April 14, 2017, the Board of Directors (the “Board”) of Jagged Peak Energy Inc. (the “Company”) adopted and approved an Executive Severance Plan (the “Severance Plan”) based upon recommendation from the Company’s Compensation Committee (the “Compensation Committee”). The Severance Plan provides for the payment of severance and change in control benefits to eligible executives of the Company. Each executive selected to participate in the Severance Plan is classified as a group 1, group 2 or group 3 executive, and the severance and change of control obligations are determined based on this group classification. Joseph N. Jaggers, the Company’s Chief Executive Officer and President, and Mark R. Petry, the Company’s Executive Vice President, Land & Acquisitions, are classified as group 1 executives.
Generally, under the Severance Plan, group 1 executives are not entitled to a cash severance payment, and group 2 and 3 executives are entitled to cash severance. If an executive is terminated (i) by the Company without “cause,” (ii) by the executive for “good reason,” or (iii) in the case of death or “disability” (each a “Qualifying Termination”), group 2 and 3 executives will receive a lump sum cash payment in an amount equal to 200% (for group 2 executives) or 100% (for group 3 executives) of the sum of (i) the executive’s then current base salary and (ii) the greater of (A) the annual average of all short-term incentive awards received by the executive in the previous two completed fiscal years and (B) the executive’s current target bonus. Additionally, upon a Qualifying Termination, all participants will be paid any accrued obligations and will also receive subsidized COBRA premiums for a pre-determined period of time (18 months in the case of group 1 or 2 executives or 12 months in the case of group 3 executives). With respect to equity awards, upon a Qualifying Termination, 50%, or if such termination is in connection with a “change of control,” 100%, of all unvested time-vested equity awards held by such executive pursuant to the Company’s 2017 Long Term Incentive Plan (“2017 LTIP”) will become vested immediately prior to the termination date. All performance-vested equity will generally remain outstanding until the end of the respective performance periods and will be earned based on actual performance during such period. Notwithstanding the previous sentence, upon a change in control, the performance period of all performance-vested equity awards will be deemed to have ended and such awards will be measured and paid out as of the date of the change in control, regardless of whether the executive is terminated. Termination payments are generally subject to the executive’s execution of a release agreement, the form of which is attached to the Severance Plan, and such payments may be suspended or required to be paid back to the Company in the event of a breach of any post-termination obligations of the executive set forth in the executive’s Employment Letter Agreement (as described below).

The foregoing description is subject to and qualified in its entirety by the actual terms of the Severance Plan document, which is attached to this report as Exhibit 10.1 and is incorporated by reference.
Form of Employment Letter Agreement
On April 14, 2017, the Board approved a form of employment letter agreement (the “Employment Letter Agreement”) based upon recommendation from the Compensation Committee to be entered into with certain eligible executives. The Employment Letter Agreement includes, among other things, information regarding salary, target 2017 Short-Term Incentive Plan (described below) percentage for annual bonuses, participation in the Severance Plan, vacation, holidays, sick days, 401(k) plan contributions and other information regarding health and wellness benefits. Additionally, the Employment Letter Agreement includes customary non-competition, non-solicitation and confidentiality provisions. Messrs. Jaggers and Petry entered into Employment Letter Agreements on April 20, 2017.

The foregoing description is subject to and qualified in its entirety by the actual terms of the form Employment Letter Agreement document, which is attached to this report as Exhibit 10.2 and is incorporated by reference.

2017 Short-Term Incentive Plan
On April 14, 2017, the Board adopted and approved the 2017 Short-Term Incentive Plan (the “2017 STIP”) based upon recommendation from the Compensation Committee. The 2017 STIP is based 50% on the quantitative Company performance metrics specified below and 50% on an individual’s performance for the year. The 2017 STIP award targets are set as a percentage of each participant’s base salary, with threshold and maximum opportunities available depending upon individual performance and Company performance against the pre-established performance criteria. Pursuant to their respective Employment Letter Agreements, target 2017 STIP awards for Messrs. Jaggers and Petry were set as 100% and 70%, respectively.
Under the 2017 STIP, threshold performance against the Company performance metrics will result in payouts equal to 50% of target, while maximum performance (outperform) will result in payouts capped in the aggregate at 200% of target, with payouts between such benchmark levels generally distributed on a straight line basis. Performance below the threshold level will result in no payouts. The quantitative performance metrics for the 2017 STIP (and respective weightings for each metric) are as follows:

Performance Metric	Metric Weight %
Production (based on operated oil)	25%
Capital Efficiency (based on Proved Developed Producing Finding & Development costs)	10%
Lease Operating Expenses (LOE)	10%
Safety (based on employee recordable incidents)	5%
Form Equity Documents
On April 14, 2017, the Board approved long-term incentive awards pursuant to the Company’s 2017 LTIP based upon recommendation from the Compensation Committee. The awards include time-vested restricted stock units (“RSUs”) granted to non-employee directors and certain employees and performance-based stock units (“PSUs”) granted to officers. The Board also approved grants of Series B Units in JPE Management Holdings LLC (the “Series B Units”) to certain service providers, employees and officers. Upon vesting, the Series B Units are convertible on a one-for-one basis into shares of common stock of the Company.
The time-vested RSUs granted to non-employee directors will generally vest in full on the date immediately prior to the date of the Company’s annual meeting occurring in the year following the date of grant. The time-vested RSUs granted to employees will generally vest in equal annual increments over a three-year period beginning on the first anniversary of the grant date. The PSUs will vest, if at all, based on the Company’s total stockholder return relative to a selected peer group of companies for the performance period of March 1, 2017 through December 31, 2019. The Series B Units generally vest in equal annual increments over a three-year period beginning on the first anniversary of the grant date.
The foregoing descriptions of the RSU awards, the PSU awards and the Series B Unit awards are qualified in their entirety by reference to the form of director Notice of Grant of RSUs and RSU Agreement, the form of employee Notice of Grant of RSUs and RSU Agreement, the form of employee Notice of Grant of PSUs and PSU Agreement and the form of Series B Restricted Unit Agreement, which are attached to this report as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Executive Severance Plan
10.2	Form of Employment Letter Agreement
10.3	Form of Director Notice of Grant of Restricted Stock Units
10.4	Form of Director Restricted Stock Unit Agreement
10.5	Form of Employee Notice of Grant of Restricted Stock Units
10.6	Form of Employee Restricted Stock Unit Agreement
10.7	Form of Employee Notice of Grant of Performance Stock Units
10.8	Form of Employee Performance Stock Unit Agreement
10.9	Form of Series B Restricted Unit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 20, 2017
Jagged Peak Energy Inc.

By:	/s/ Christopher I. Humber
Christopher I. Humber
Executive Vice President, General Counsel & Secretary

Exhibit No.	Description
10.1	Executive Severance Plan
10.2	Form of Employment Letter Agreement
10.3	Form of Director Notice of Grant of Restricted Stock Units
10.4	Form of Director Restricted Stock Agreement
10.5	Form of Employee Notice of Grant of Restricted Stock Units
10.6	Form of Employee Restricted Stock Agreement
10.7	Form of Employee Notice of Grant of Performance Stock Units
10.8	Form of Employee Performance Stock Unit Agreement
10.9	Form of Series B Restricted Unit Agreement